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                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 10                                   Trade Date: 11/24/03
(To Prospectus dated September 8, 2003 and Prospectus       Issue Date: 11/28/03
Supplement dated September 12, 2003)

The date of this Pricing Supplement is November 25, 2003




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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UGT5              $4,598,000.00              5.00%                 11/15/18                 100%

Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option     Subject to Redemption        (including the redemption price)
----------------        -----------------     ---------------------        --------------------------------
   quarterly                   Yes                    Yes                           100% 11/15/04
   (02/15/04)                                                                  semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $4,538,226.00             $59,774.00                $3.50             ABN AMRO Financial
                                                                         Services, Inc.
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